Curtiss-Wright Corporation, Page 1

Exhibit 99.1

CURTISS-WRIGHT REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS AND RAISES FULL-YEAR 2026 GUIDANCE FOR SALES, OPERATING MARGIN, EPS AND FREE CASH FLOW

DAVIDSON, N.C. – May 6, 2026 – Curtiss-Wright Corporation (NYSE: CW) today announced its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights:

•Reported sales of $914 million, up 13%, operating income of $160 million, up 23%, operating margin of 17.5%, and diluted earnings per share (EPS) of $3.46;
•Adjusted operating income of $160 million, up 20%;
•Adjusted operating margin of 17.6%, up 100 basis points;
•Adjusted diluted EPS of $3.48, up 23%; and
•New orders of $1.2 billion, up 16%, reflecting a 1.3x book-to-bill.

Raised Full-Year 2026 Adjusted Financial Outlook:
•Sales guidance increased to new range of 7% to 8% growth (previously 6% to 8%), which continues to reflect growth in the majority of Curtiss-Wright's end markets;
•Operating income guidance increased to new range of 9% to 12% growth (previously 8% to 11%);
•Operating margin guidance range increased to new range of 19.0% to 19.2%, representing an increase of 40 to 60 basis points compared with the prior year;
•Diluted EPS guidance increased to new range of $14.90 to $15.30, now up 13% to 16% (previously $14.70 to $15.15, or 11% to 15%); and
•Free cash flow (FCF) guidance range increased by $5 million to $580 million to $600 million, which continues to reflect greater than 105% FCF conversion.

"Curtiss-Wright delivered strong first quarter 2026 results, exceeding our overall expectations, highlighted by double-digit sales growth in both our total A&D and Commercial end markets, significant operating margin expansion, 23% growth in adjusted diluted EPS, and better-than-expected free cash flow generation," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "We also achieved strong momentum in orders, up 16% year-over-year, which resulted in a 1.3x book-to-bill, underpinned by heightened demand across our defense, commercial nuclear and industrial markets."

"Based upon our overall strong start to the year, we have confidently increased our full-year 2026 guidance ranges for sales, operating income, operating margin, diluted EPS and free cash flow. Additionally, as we successfully execute on our Pivot to Growth strategy, we continue to maintain an efficient balance sheet, with ample liquidity, to support our disciplined capital allocation strategy. Overall, Curtiss-Wright remains strategically aligned with many favorable secular growth trends across our markets and well positioned to deliver long-term profitable growth for our shareholders."

Curtiss-Wright Corporation, Page 2
First Quarter 2026 Operating Results

(In millions)	Q1-2026	Q1-2025	Change
Reported
Sales	$914	$806	13%
Operating income	$160	$129	23%
Operating margin	17.5%	16.0%	150 bps

Adjusted (1)
Sales	$914	$806	13%
Operating income	$160	$134	20%
Operating margin	17.6%	16.6%	100 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $914 million, up $108 million, or 13% compared with the prior year;
•Total Aerospace & Defense (A&D) market sales increased 14%, while total Commercial market sales increased 12%;
•In our A&D markets, we experienced stronger than expected growth in the defense markets, principally driven by higher submarine revenues in naval defense and overall higher sales of actuation equipment, in addition to continued strong OEM sales growth in the commercial aerospace market;
•In our Commercial markets, we experienced strong growth in the power & process market driven by higher sales of commercial nuclear solutions, as well as modest sales growth in the general industrial market; and
•Adjusted operating income of $160 million increased 20%, while Adjusted operating margin increased 100 basis points to 17.6%. This performance was mainly driven by favorable overhead absorption on higher revenues in all three segments, partially offset by unfavorable foreign currency translation.

Curtiss-Wright Corporation, Page 3
First Quarter 2026 Segment Performance

Aerospace & Industrial

(In millions)	Q1-2026	Q1-2025	Change
Reported
Sales	$255	$227	12%
Operating income	$38	$30	29%
Operating margin	15.1%	13.2%	190 bps

Adjusted (1)
Sales	$255	$227	12%
Operating income	$39	$32	24%
Operating margin	15.4%	13.9%	150 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $255 million, up $28 million, or 12%;
•Aerospace defense market revenue growth reflected increased year-over-year sales of sensors products and surface treatment services, as well as higher than anticipated sales of actuation equipment, supporting various domestic and international fighter jet programs;
•Growth in the ground defense market reflected higher sales of electromechanical actuation equipment;
•Commercial aerospace market revenue growth reflected higher OEM sales of actuation equipment, sensors products and surface treatment services on narrowbody and widebody platforms;
•Growth in the general industrial market mainly reflected higher sales of industrial vehicle products serving off-highway vehicle platforms; and
•Adjusted operating income was $39 million, up 24% from the prior year, while Adjusted operating margin increased 150 basis points to 15.4%, driven by favorable absorption on higher revenues and the benefits of the Company's restructuring initiatives, partially offset by unfavorable foreign currency translation.

Curtiss-Wright Corporation, Page 4
Defense Electronics

(In millions)	Q1-2026	Q1-2025	Change
Reported
Sales	$256	$245	5%
Operating income	$72	$67	7%
Operating margin	28.1%	27.5%	60 bps

Adjusted (1)
Sales	$256	$245	5%
Operating income	$72	$67	7%
Operating margin	28.1%	27.5%	60 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $256 million, up $11 million, or 5%;
•Higher revenue in the aerospace defense market was principally driven by increased global sales of embedded computing and avionics equipment, partially offset by the timing of revenues on various helicopter programs;
•Ground defense market revenues were essentially flat, as the benefit of higher sales of turret drive stabilization and ammunition handling systems equipment to various international customers was offset by the timing of tactical communications equipment sales supporting various domestic programs;
•Lower revenue in the naval defense market reflected timing of embedded computing equipment sales supporting various domestic and international programs;
•Commercial aerospace market revenue growth principally reflected higher sales of aerospace instrumentation equipment to OEM customers; and
•Adjusted operating income was $72 million, up 7% from the prior year, while Adjusted operating margin increased 60 basis points to 28.1%, primarily due to favorable absorption on higher revenues, mix of products, and the benefits of the Company's restructuring initiatives, partially offset by higher investment in research and development and unfavorable foreign currency translation.

Curtiss-Wright Corporation, Page 5
Naval & Power

(In millions)	Q1-2026	Q1-2025	Change
Reported
Sales	$402	$333	21%
Operating income	$60	$42	43%
Operating margin	14.9%	12.6%	230 bps

Adjusted (1)
Sales	$402	$333	21%
Operating income	$60	$45	33%
Operating margin	14.9%	13.5%	140 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $402 million, up $69 million, or 21%;
•Revenue growth in the naval defense market was driven by the timing of production on the Virginia-class and Columbia-class submarine programs, in addition to higher sales of aftermarket fleet services as well as aircraft handling systems equipment to international customers;
•Higher revenue in the aerospace defense market reflected increased sales of arresting systems equipment supporting international customers;
•Higher power & process market revenues reflected higher sales of commercial nuclear solutions supporting both the maintenance of existing operating reactors globally, as well as next-generation advanced reactors, as these projects begin to transition from development to the initial prototype stage; and
•Adjusted operating income was $60 million, up 33% from the prior year, while Adjusted operating margin increased 140 basis points to 14.9%, primarily due to favorable absorption on higher revenues, mix of products, and the benefits of the Company's restructuring initiatives, partially offset by higher investment in research and development.

Curtiss-Wright Corporation, Page 6
Free Cash Flow

(In millions)	Q1-2026	Q1-2025	Change
Net cash used for operating activities	$(6)	$(39)	85%
Capital expenditures	(12)	(16)	25%
Free cash flow	$(17)	$(55)	68%

•Free cash flow of ($17) million increased $37 million, principally driven by higher cash earnings and improved working capital.

New Orders and Backlog
•New orders of approximately $1.2 billion increased 16% compared with the prior year, principally reflecting strong demand across our naval defense, commercial nuclear and industrial end markets; and
•Backlog of approximately $4.3 billion, up 5% from December 31, 2025, reflects higher demand across the A&D and Commercial markets.

Share Repurchase and Dividends
•During the first quarter, the Company repurchased 21,865 shares of its common stock for approximately $14 million; and
•The Company declared a quarterly dividend of $0.24 a share.

Curtiss-Wright Corporation, Page 7
Full-Year 2026 Guidance

The Company is updating its full-year 2026 Adjusted financial guidance(1) as follows:

($ In millions, except EPS)	2026 Adjusted Non-GAAP Guidance (Prior)	2026 Adjusted Non-GAAP Guidance (Current)	Change vs 2025 Adjusted (Current)
Total Sales	$3,710 - $3,765	$3,740 - $3,795	7 - 8%
Operating Income	$703 - $722	$712 - $729	9 - 12%
Operating Margin	18.9% - 19.2%	19.0% - 19.2%	40 - 60 bps
Diluted EPS	$14.70 - $15.15	$14.90 - $15.30	13 - 16%
Free Cash Flow(2)	$575 - $595	$580 - $600	5 - 8%

(1)Reconciliations of Reported to Adjusted 2025 operating results and 2026 financial guidance are available in the Appendix and exclude first-year purchase accounting costs associated with prior-year acquisitions as well as costs associated with both our FY24 and FY26 Restructuring Programs.
(2)2026 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency, reflecting a year-over-year increase of approximately $25 million compared with 2025 results.

**********

A more detailed breakdown of the Company’s 2026 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its first quarter 2026 financial results and business outlook at 10:00 a.m. ET on Thursday, May 7, 2026. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 8

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025
Product sales	$771,019	$678,977
Service sales	142,668	126,668
Total net sales	913,687	805,645

Cost of product sales	504,515	442,090
Cost of service sales	77,689	71,091
Total cost of sales	582,204	513,181

Gross profit	331,483	292,464

Research and development expenses	24,182	23,019
Selling expenses	44,546	39,925
General and administrative expenses	102,336	99,029
Restructuring expenses	910	1,286

Operating income	159,509	129,205

Interest expense	9,941	10,143
Other income, net	8,197	6,030

Earnings before income taxes	157,765	125,092
Provision for income taxes	(29,579)	(23,755)
Net earnings	$128,186	$101,337

Basic earnings per share	$3.47	$2.69
Diluted earnings per share	$3.46	$2.68

Dividends per share	$0.24	$0.21

Weighted average shares outstanding:
Basic	36,897	37,683
Diluted	37,058	37,851

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$343,447	$371,345
Receivables, net	996,331	932,344
Inventories, net	640,642	615,097
Other current assets	91,247	99,688
Total current assets	2,071,667	2,018,474
Property, plant, and equipment, net	379,454	382,200
Goodwill	1,685,367	1,692,490
Other intangible assets, net	516,051	532,381
Operating lease right-of-use assets, net	210,950	198,603
Prepaid pension asset	340,206	333,547
Other assets	66,386	63,597
Total assets	$5,270,081	$5,221,292

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$200,000	$200,000
Accounts payable	277,208	310,303
Accrued expenses	203,226	242,942
Deferred revenue	568,967	561,452
Other current liabilities	110,758	90,870
Total current liabilities	1,360,159	1,405,567
Long-term debt	757,635	757,884
Deferred tax liabilities	159,556	154,002
Accrued pension and other postretirement benefit costs	69,211	71,417
Long-term operating lease liability	190,748	178,466
Other liabilities	100,927	120,382
Total liabilities	$2,638,236	$2,687,718

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	162,326	165,014
Retained earnings	4,429,993	4,310,680
Accumulated other comprehensive loss	(194,028)	(173,812)
Less: cost of treasury stock	(1,815,633)	(1,817,495)
Total stockholders' equity	$2,631,845	$2,533,574

Total liabilities and stockholders' equity	$5,270,081	$5,221,292

Curtiss-Wright Corporation, Page 10

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and provide more relevant comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments, transaction costs, and gains/losses on equity securities held for investment purposes; and (ii) costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period, as applicable.

Curtiss-Wright Corporation, Page 11

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2026			March 31, 2025			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	Reported	Adjusted
Sales:
Aerospace & Industrial	$254,919	$—	$254,919	$227,246	$—	$227,246	12%	12%
Defense Electronics	256,288	—	256,288	245,164	—	245,164	5%	5%
Naval & Power	402,480	—	402,480	333,235	—	333,235	21%	21%

Total sales	$913,687	$—	$913,687	$805,645	$—	$805,645	13%	13%

Operating income (expense):
Aerospace & Industrial(2)	$38,498	$703	$39,201	$29,922	$1,764	$31,686	29%	24%
Defense Electronics(2)	71,927	96	72,023	67,449	—	67,449	7%	7%
Naval & Power (1)(2)	59,777	111	59,888	41,863	3,069	44,932	43%	33%

Total segments	$170,202	$910	$171,112	$139,234	$4,833	$144,067	22%	19%
Corporate and other(2)	(10,693)	—	(10,693)	(10,029)	(28)	(10,057)	(7)%	(6)%

Total operating income	$159,509	$910	$160,419	$129,205	$4,805	$134,010	23%	20%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	Reported	Adjusted
Aerospace & Industrial	15.1%		15.4%	13.2%		13.9%	190 bps	150 bps
Defense Electronics	28.1%		28.1%	27.5%		27.5%	60 bps	60 bps
Naval & Power	14.9%		14.9%	12.6%		13.5%	230 bps	140 bps
Total Curtiss-Wright	17.5%		17.6%	16.0%		16.6%	150 bps	100 bps

Segment margins	18.6%		18.7%	17.3%		17.9%	130 bps	80 bps

(1) Excludes first year purchase accounting adjustments in the prior year period.
(2) Excludes costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period.

Curtiss-Wright Corporation, Page 12

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025	% Change
Aerospace & Defense markets:
Aerospace Defense	$179,439	$151,722	18%
Ground Defense	101,407	97,237	4%
Naval Defense	250,081	221,086	13%
Commercial Aerospace	110,505	92,877	19%
Total Aerospace & Defense	$641,432	$562,922	14%

Commercial markets:
Power & Process	167,057	142,934	17%
General Industrial	105,198	99,789	5%
Total Commercial	$272,255	$242,723	12%

Total Curtiss-Wright	$913,687	$805,645	13%

Curtiss-Wright Corporation, Page 13

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended
	March 31,
	2026	2025
Diluted earnings per share - As Reported	$3.46	$2.68
First year purchase accounting adjustments	—	0.11
Restructuring expenses	0.02	0.03
Diluted earnings per share - Adjusted (1)	$3.48	$2.82

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 14
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2026 Restructuring Program in the current period and the Company's 2024 Restructuring Program in the prior period, and foreign currency fluctuations.

	Three Months Ended
	March 31,
	2026 vs. 2025
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	12%	29%	5%	7%	21%	43%	13%	23%
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Restructuring	0%	(2%)	0%	0%	0%	0%	0%	0%
Foreign Currency	(2%)	3%	(2%)	1%	(1%)	0%	(1%)	1%
Organic	10%	30%	3%	8%	20%	43%	12%	24%

Curtiss-Wright Corporation, Page 15
Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended
	March 31,
	2026	2025
Net cash used for operating activities	$(5,655)	$(38,765)
Capital expenditures	(11,832)	(15,773)
Free cash flow	$(17,487)	$(54,538)
Free cash flow conversion	(14%)	(51%)

Curtiss-Wright Corporation, Page 16

CURTISS-WRIGHT CORPORATION
2026 Guidance
As of May 6, 2026
($'s in millions, except per share data)

	2025 Reported (GAAP)	2025 Adjustments (Non-GAAP)(1)	2025 Adjusted (Non-GAAP)(1)	2026 Reported Guidance (GAAP)		2026 Adjustments (Non-GAAP)(2)	2026 Adjusted Guidance (Non-GAAP)(2)
				Low	High		Low	High	Chg vs 2025 Adjusted
Sales:
Aerospace & Industrial	$977	$—	$977	$1,040	$1,055	$—	$1,040	$1,055	6 - 8%
Defense Electronics	1,019	—	1,019	1,055	1,075	—	1,055	1,075	4 - 6%
Naval & Power	1,503	—	1,503	1,645	1,665	—	1,645	1,665	9 - 11%
Total sales	$3,498	$—	$3,498	$3,740	$3,795	$—	$3,740	$3,795	7 - 8%

Operating income:
Aerospace & Industrial	$166	$4	$170	$186	$190	$6	$192	$196	13 - 15%
Defense Electronics	278	—	278	288	296	—	288	296	4 - 6%
Naval & Power	231	13	245	275	280	1	276	281	13 - 15%
Total segments	$675	$17	$693	$749	$766	7	$756	$773
Corporate and other	(42)	—	(42)	(43)	(44)	—	(43)	(44)
Total operating income	$634	$17	$651	$706	$722	$7	$712	$729	9 - 12%

Interest expense	$(43)	$—	$(43)	$(42)	$(41)	$—	$(42)	$(41)
Other income, net	30	—	30	33	34	—	33	34
Earnings before income taxes	620	17	638	697	715	7	704	723
Provision for income taxes	(136)	(4)	(140)	(149)	(153)	(2)	(151)	(155)
Net earnings	$484	$14	$498	$548	$562	$5	$553	$567

Diluted earnings per share	$12.87	$0.36	$13.23	$14.76	$15.16	$0.14	$14.90	$15.30	13 - 16%
Diluted shares outstanding	37.6		37.6	37.1	37.1		37.1	37.1
Effective tax rate	21.9%		21.9%	21.5%	21.5%		21.5%	21.5%

Operating margins:
Aerospace & Industrial	17.0%		17.4%	17.9%	18.0%		18.4%	18.6%	100 - 120 bps
Defense Electronics	27.3%		27.3%	27.3%	27.5%		27.3%	27.5%	0 - 20 bps
Naval & Power	15.4%		16.3%	16.7%	16.8%		16.7%	16.9%	40 - 60 bps
Total operating margin	18.1%		18.6%	18.9%	19.0%		19.0%	19.2%	40 - 60 bps

Free cash flow(3)	$554	$—	$554	$580	$600	$—	$580	$600	5 - 8%

Notes: Amounts may not add due to rounding.
(1) 2025 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(2) 2026 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2026 Restructuring Program.
(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2026 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency, reflecting a year-over-year increase of approximately $25 million compared with 2025 results.

Curtiss-Wright Corporation, Page 17

CURTISS-WRIGHT CORPORATION
2026 Sales Growth Guidance by End Market
As of May 6, 2026

	2026 % Change vs. 2025 Adjusted

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	9 - 11%	11 - 13%	20%
Ground Defense	(4 - 6%)	(4 - 6%)	10%
Naval Defense	5 - 7%	6 - 8%	27%
Commercial Aerospace	10 - 12%	10 - 12%	13%
Total Aerospace & Defense	5 - 7%	6 - 8%	70%

Commercial Markets
Power & Process	12 - 14%	13 - 15%	19%
General Industrial	Flat	Flat	11%
Total Commercial	7 - 9%	8 - 10%	30%

Total Curtiss-Wright Sales	6 - 8%	7 - 8%	100%

Note: Sales percentages may not add due to rounding.

Curtiss-Wright Corporation, Page 18
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Nuclear Power, Process and Industrial markets. We leverage a workforce of approximately 9,100 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments, and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: a reduction in anticipated orders; an economic downturn; geopolitical risks; evolving impacts from tariffs between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com